Exhibit 10.4

ENVIRONMENTAL CERTIFICATION

AND INDEMNITY AGREEMENT

This Environmental Certification and Indemnity Agreement (“Agreement”) is executed as of August 3, 2009 (“Agreement Date”), by Quest Software, Inc., a Delaware corporation (“Obligor”), in favor of Mutual of Omaha Bank, a federally chartered thrift (“Lender”). This Agreement is made and given by the Obligor as a condition to, and to induce Lender to make a loan (“Loan”) described in the concurrently dated Loan and Security Agreement and evidenced by a concurrently dated Secured Promissory Note executed by Obligor, as maker, and payable to the order of Lender in the original principal face amount of $34,000,000.00. The Loan is secured by a Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Fixture Filing (“Deed of Trust”) dated concurrently with this Agreement, encumbering the real and personal property as described in the Deed of Trust (collectively, the “Property”), including the land described in the attached Exhibit “A”. The term “Loan Documents,” as used in this Agreement, will have the same meaning as established in the Loan and Security Agreement dated concurrently with this Agreement between Obligor and Lender (“Loan Agreement”).

1. Definitions. As used in this Agreement:

(a) “Environmental Assessment” means a report (including all drafts) of an environmental assessment of the Property of the scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Lender may request, by a consulting firm acceptable to Lender and made in accordance with Lender’s established guidelines.

(b) “Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened, instituted, or completed pursuant to any applicable Environmental Requirement against Obligor or against or with respect to the Property or any condition, use, or activity on the Property, including any action against Lender, and any claim at any time threatened or made by any person against Obligor or against or with respect to the Property or any condition, use, or activity on the Property, including any claim against Lender, relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement, except to the extent the action is based upon the breach of an express contractual warranty made by Lender in connection with the conveyance of the Property.

(c) “Environmental Damages” means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), liabilities, causes of action, suits, proceedings, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, arising directly or indirectly in whole or in part from: (i) the presence of any Hazardous Material on the Property, or any escape, seepage, leakage, spillage, emission, release, discharge, or disposal of any Hazardous Material on or from the Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through the Property; (ii) any act, omission, event, or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport, or disposal of any Hazardous Material that is at any time present on the Property; (iii) the breach of any representation, warranty, covenant, or agreement contained in this Agreement; (iv) any violation of any Environmental Requirement, regardless of whether any act, omission, event, or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of the act, omission, event, or circumstance; (v) any Environmental Claim, or the filing or imposition of any environmental lien against the Property, because of, resulting from, in connection with, or arising out of any of the preceding matters, regardless of whether caused by an Obligor or a tenant or subtenant or licensee, or a prior owner of the Property or its tenant or subtenant or licensee, or any third party. By way of example, but not limitation, Environmental Damages include: (I) injury or damage to any person, property, or natural resource occurring on or off of the Property, including but not limited to the cost of demolition and rebuilding of any improvements on real property; (II) the investigation or remediation of any the Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring, or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Property as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu of foreclosure); (III) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the foregoing; (IV) the investigation and defense of any claim, whether or not the claim is ultimately defeated; and (V) the settlement of any claim or judgment.

(d) “Environmental Law” means any federal, state, or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, that pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and will include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Porter-Cologne Water Quality Control Act (California Water Code Section 13020 et seq.); the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health & Safety Code Section 25249.5 et seq.); the Hazardous Substance Account Act (California Health & Safety Code Section 25300 et seq.); the Hazardous Waste Control Act (California Health & Safety Code Section 25100 et seq.); The California Environmental Quality Act (California Public Resources Code

Section 2100 et seq.); and any other local, state, or federal environmental statutes, and all rules, regulations, orders, and decrees now or in the future promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(e) “Environmental Report” means that certain Phase I Environmental Site Assessment prepared by Phase One, Inc., dated March 23, 2004, referenced as Project No. 5728.

(f) “Environmental Requirement” means any Environmental Law, agreement, or restriction, including but not limited to any condition or requirement imposed by any insurance or surety company, as may now exist or may be changed or amended or come into effect in the future, pertaining to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

(g) “Hazardous Material” means any substance, whether solid, liquid or gaseous, that is listed, defined, or regulated as a “hazardous substance”, “hazardous waste” or “solid waste”, or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement or that contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons or that causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Property.

(h) “On” or “on”, when used with respect to the Property or any property adjacent to the Property, means “on, in, under, above, or about.”

2. Representations and Warranties. Obligor, after due inquiry and investigation accordance with good commercial or customary practices to determine whether contamination is present on the Property or elsewhere in connection with any activity on the Property, represents and warrants to, and covenants with, Lender, without regard to whether Lender has or in the future obtains any knowledge or report of the environmental condition of the Property, as follows:

(a) At all times that Obligor owned the Property, and, to the best of Obligor’s knowledge with respect to all other times and except as disclosed in the Environmental Report, neither the Property nor any adjacent property has ever been used for industrial or manufacturing purposes, for landfill, dumping, or other waste disposal activities or operations or for the generation, storage, use, sale, treatment, processing, recycling, or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on the Property;

(b) Except as disclosed in the Environmental Report, there is no Hazardous Material, underground or above ground storage tank (or similar vessel), sump, or well currently on the Property;

(c) There is no Environmental Claim or any completed, pending, proposed, or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on the Property or any adjacent property concerning whether any condition, use, or activity on the Property or any adjacent property is in violation of any Environmental Law;

(d) The present conditions, uses, and activities on the Property do not violate any Environmental Law and the use of the Property that Obligor (and each licensee, tenant and subtenant, if any) make and intend to make of the Property complies and will comply with all applicable Environmental Laws;

(e) Except as disclosed in the Environmental Report, the Property has never appeared on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state, or federal agency or department showing properties that are known to contain or that are suspected of containing a Hazardous Material;

(f) Obligor has never applied for and been denied environmental impairment liability insurance coverage relating to the Property; and

(g) No Obligor, licensees, tenant, or subtenant, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Property by reason of any Environmental Law.

3. Violations. Obligor will not cause, commit, permit or allow to continue: (i) any violation of any Environmental Law by or with respect to the Property or any use of or condition or activity on the Property; or (ii) the attachment of any environmental lien to the Property. Obligor will not place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of any Hazardous Material or storage tank (or similar vessel) on the Property and will keep the Property free of Hazardous Material.

4. Permitted Activities. Obligor may store minimal quantities of substances on the Property that technically could be considered Hazardous Material, but only to the extent that the substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy, or operation of comparable buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices), the substances are being held, stored and used in complete and strict compliance with all applicable Environmental Laws. Notwithstanding the preceding sentence, the indemnity provisions of this Agreement will always apply to the substances, and it will be and continue to be the responsibility of Obligor to take all remedial actions required under and in accordance with Section 7 of this Agreement if any unlawful release of any such substance.

5. Notice to Lender. Obligor will promptly deliver to Lender a copy of each report pertaining to the Property or to Obligor prepared by or on behalf of Obligor pursuant to any Environmental Requirement. Obligor will immediately advise Lender in writing of any Environmental Claim or of the discovery of any Hazardous Material on the Property, as soon as Obligor first obtains knowledge of the Environmental Claim, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

6. Site Assessments and Information. If Lender ever has a reasonable good faith belief that any Hazardous Material affects the Property, or if any Environmental Claim is made or threatened, or if an Event of Default (as that term is used and defined in the Loan Agreement) will have occurred under any of the Loan Documents, Obligor will, at their expense, provide to Lender from time to time, in each case within 30 days after Lender’s request, an Environmental Assessment made after the date of Lender’s request. Obligor will cooperate with each consulting firm making any Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Obligor to facilitate the completion of the Environmental Assessment. If Obligor fails to furnish Lender within 10 days after Lender’s request with a copy of an agreement with an acceptable environmental consulting firm to provide the Environmental Assessment, or if Obligor fails to furnish to Lender the Environmental Assessment within 30 days after Lender’s request, Lender may cause any Environmental Assessment to be made at Obligor’s expense and risk. Lender and its designees are granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license that is coupled with an interest and irrevocable, to make or cause to be made the Environmental Assessments. Lender may disclose any information Lender ever has about the environmental condition or compliance of the Property to any participant and, upon an Event of Default, to any interested parties, but will be under no duty to disclose any of the information except as may be required by law. Lender will be under no duty to make any Environmental Assessment of the Property, and no Environmental Assessment prepared by or for the Lender will be interpreted as or will give rise to a representation that any Hazardous Material is or is not present on the Property, or that there has been or will be compliance with any Environmental Law, nor will Obligor or any other person be entitled to rely on any Environmental Assessment made by Lender or at Lender’s request. Lender owes no duty of care to protect Obligor or any other person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Property. Any indemnified party will give Obligor reasonable notice before entering the Property.

7.	Remedial Actions.

(a) If any Hazardous Material is discovered on the Property at any time and regardless of the cause: (i) Obligor will promptly at Obligor’s sole risk and expense remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under Obligor’s (or any of their) name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking the other action as is necessary to have the full use and benefit of the Property as contemplated by the Loan Documents, and provide Lender with satisfactory evidence of the foregoing; and (ii) if requested by Lender, provide to Lender within 30 days of Lender’s request a bond, letter of credit, or other financial assurance evidencing to Lender’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by subparagraph (i) above and to discharge any assessments or liens established against the Property as a result of the presence of the Hazardous Material on the Property. Within 30 days after completion of the remedial actions, Obligor will obtain and deliver to Lender an Environmental Assessment of the Property made after the completion of the remedial actions and confirming to Lender’s satisfaction that all required remedial action has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Property or any adjacent property, or of violation of any Environmental Requirement, with respect to any Hazardous Material.

(b) Lender may, but will never be obligated to, remove or cause the removal of any Hazardous Material from the Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of the other action as is required by any Environmental Requirement) if Obligor fails to promptly commence the remedial actions following discovery and thereafter diligently prosecute the remedial actions to the satisfaction of Lender (without limitation of Lender’s rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason of the default); Lender and its designees are granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license that is coupled with an interest and irrevocable, to remove or cause the removal or to take or cause the taking of any the other action.

8. Indemnity. On demand, Obligor agrees to protect, indemnify, defend, and hold harmless Lender, all trustees under the Deed of Trust (“Trustee”), any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender and/or Trustee, any participants in the Loan, the directors, officers, partners, employees, and agents of any of the foregoing and the heirs, personal representatives, successors, and assigns of each of the foregoing persons or entities (each, an “Indemnified Party”) for, from, and against, and, if and to the extent paid, reimburse them on demand for, any and all Environmental Damages. Without limitation, the foregoing indemnity will apply to each Indemnified Party with respect to Environmental Damages that in whole or in part are caused by or arise out of the negligence of the (and/or any other) Indemnified Party. Upon demand by Lender, Obligor will diligently defend any Environmental Claim that affects the Property or is made or commenced against Lender, whether alone or together with Obligor or any other person, all at Obligor’s own cost and expense and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, at any time Lender may elect to conduct its own defense through counsel selected by Lender and at the cost and expense of Obligor.

9. Consideration; Survival; Cumulative Rights. Obligor acknowledges that Lender has relied and will rely on the representations, warranties, covenants, and agreements in this Agreement in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund the Loan. The representations, warranties, covenants, and agreements in this Agreement will be binding upon Obligor and its successors, assigns, and legal representatives and will inure to the benefit of Lender and its successors, assigns, legal representatives, and participants in the Loan and will not terminate upon the release, foreclosure, or other termination of the Deed of Trust, but will survive the payment in full of the indebtedness secured by the Deed of Trust, foreclosure of the Deed of Trust, conveyance in lieu of foreclosure, the release and reconveyance or termination of the Deed of Trust and any and all of the other Loan Documents, any investigation by or on behalf of Lender, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Any amount to be paid under this Agreement by Obligor will be a demand obligation owing by Obligor (which Obligor promises to pay). Lender’s rights under this Agreement will be in addition to all rights of Lender under the Loan Documents or at law or in equity, and payments by Obligor under this Agreement will not reduce Obligor’s obligations and liabilities under any of the Loan Documents. The liability of Obligor or any other person under this Agreement will not be limited or impaired in any way by any provision in the Loan Documents or applicable law limiting Obligor’s or the other person’s liability or Lender’s recourse or rights to a deficiency judgment, or by any change, extension, release, inaccuracy, breach, or failure to perform by any party under the Loan Documents, Obligor’s (and, if applicable, the other person’s) liability under this Agreement being direct and primary and not as a guarantor or surety. Obligor assigns and irrevocably transfers to Lender any and all rights of subrogation, contribution, indemnification, reimbursement, or similar rights it may have against any other person for Environmental Damages. Nothing in this Agreement or in any other Loan Document will limit or impair any rights or remedies of Lender, Trustee, and/or any other Indemnified Party against Obligor or any other person under any Environmental Requirement or otherwise at law or in equity, including without limitation any rights of contribution or indemnification.

10. No Waiver. No delay or omission by Lender to exercise any right under this Agreement will impair any right nor will it be construed to be a waiver of any rights. No waiver of any single breach or default under this Agreement will be deemed a waiver of any other breach or default. Any waiver, consent, or approval under this Agreement must be in writing to be effective.

11. Notices. All notices, requests, consents, demands, and other communications required or which any party desires to give under this Agreement or any other Loan Document will be in writing and, unless otherwise provided in the other Loan Document, will be deemed sufficiently given or furnished if delivered in the manner and at the place established in the Loan Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any notice so given will be effective when specified in the Loan Agreement. Notwithstanding the foregoing, no notice of change of address will be effective except upon actual receipt. This Section will not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

12. Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid will not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable will not affect the enforceability or validity of the provision as it may apply to other persons or circumstances.

13. Construction. Whenever in this Agreement the singular number is used, the same will include plural where appropriate, and vice versa; and words of any gender in this Agreement will include each other gender where appropriate. The headings in this Agreement are for convenience only and will be disregarded in the interpretation of this Agreement. Reference to “person” or “entity” means firms, associations, partnerships, joint ventures, trusts, limited liability companies, corporations, and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

14. Applicable Law; Forum. This Agreement is governed by the laws of the State described in the Loan Agreement and applicable United States federal law. These laws will govern the rights and duties of the parties to this Agreement and the validity, enforcement and interpretation of this Agreement. Obligor irrevocably and unconditionally submits to the jurisdiction of any state court described in the Loan Agreement or any United States federal court, sitting in the state, over any suit, action, or proceeding arising out of or relating to this Agreement. Obligor irrevocably waives, to the fullest extent permitted by law, any objection that Obligor may now or in the future have to the laying of venue in any the court and any claim that any the court is an inconvenient forum. Obligor agrees and consents that, all methods of service or process provided for under applicable law are available to Lender in connection with any suit, action, or proceeding in any state or federal court. Nothing in this Agreement will affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Obligor in any other court or jurisdiction.

15. Modification. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of Obligor and Lender.

16. Entire Agreement. This Agreement is the final agreement between Obligor and Lender and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between Obligor and Lender.

17. Counterparts. This Agreement and any amendments may be executed in any number of original or telecopy counterparts, each of which will be effective on delivery and all of which together will constitute one binding agreement of the parties. Any signature page of the Agreement may be detached from any executed counterpart of the Agreement without impairing the legal effect of any signatures and may be attached to another counterpart of the Agreement that is identical in form to the document signed (but that has attached to it one or more additional signature pages).

[The remainder of this page is intentionally left blank.

Signatures follow on the next page.]

Executed as of the Agreement Date.

“Obligor”

Quest Software, Inc., a Delaware corporation

By:	/s/ Scott Davidson
Name:	Scott Davidson
Title:	CFO

By:	/s/ David Cramer
Name:	David Cramer
Title:	VP, General Counsel

EXHIBIT “A”

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

THOSE PORTIONS OF TRACT MAP NO(S). 14323 RECORDED IN BOOK 714, PAGES 49 AND 50; 14324 RECORDED IN BOOK 715, PAGES 9 AND 10; 14972 RECORDED IN BOOK 715, PAGES 11 AND 12; AND THAT PORTION OF TRACT MAP NO. 14310 RECORDED IN BOOK 670, PAGES 45 AND 46, ALL OF MISCELLANEOUS MAPS, THAT HAS BEEN ABANDONED AS INSTRUMENT NO. 1997-0652771, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A:

PARCELS 4 AND 5 IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL-97-054, RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL PREVIOUSLY UNRESERVED MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND ALL UNDERGROUND WATER, IN OR UNDER OR WHICH MAY BE PRODUCED FROM THE PROPERTY WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER FROM THE PROPERTY BY MEANS OF MINES, WELLS, DERRICKS OR OTHER EQUIPMENT FROM SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND OR LYING OUTSIDE OF THE PROPERTY, IT BEING UNDERSTOOD THAT THE OWNER OF SUCH MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER, AS SET FORTH ABOVE, SHALL HAVE NO RIGHT TO ENTER UPON THE PROPERTY OR ANY PORTION THEREOF ABOVE SAID PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR ANY PURPOSE WHATSOEVER, AS RESERVED BY SHEA HOMES LIMITED PARTNERSHIP IN THE DEEDS RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970653373, BOTH OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, PARKING, UTILITIES AND OTHER MATTERS ON, OVER, UNDER OR ACROSS PORTIONS OF PARCELS 1, 2, 3, 4 AND 5 AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL 97-054, RECORDED ON DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, AS SAID EASEMENTS ARE SET FORTH AND DEFINED IN ARTICLE 2 IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS AND COVENANTS EXECUTED BY FLUOR ENTERPRISES, INC., A CALIFORNIA CORPORATION, RECORDED MARCH 31, 2004 AS INSTRUMENT NO. 2004000265241 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

Assessor’s Parcel No: 623-481-52 and 53